PERRELLA  &  ASSOCIATES,  P.A.
Certified  Public  Accountants

555  S.  Powerline  Road
Pompano Beach, Florida   33069-3018
Tele:  (954) 979-5353
Fax:  (954) 979-6695

January  20,  2005

Securities  and  Exchange  Commission
450  Fifth  Street,  N  W
Washington,  D  C  20549


RE:  Pingchuan  Pharmaceutical,  Inc
     F/k/a  Xenicent,  Inc.
     File  Ref  No  333-52472

We were previously the principal accountant for Pingchuan Pharmaceutical, Inc. and, under the date of May 12, 2004, we reported on the financial statements of Pingchuan Pharmaceutical, Inc as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also reviewed the financial statements of Pingchuan Pharmaceutical, Inc. for the interim periods ended March 31, 2004, June 30, 2004 and September 30, 2004. On December 10, 2004, we resigned as principal accountant for Pingchuan Pharmaceutical, Inc. (Xenicent, Inc.). We have read Pingchuan Pharmaceutical, Inc. (Xenicent, Inc.) statements included under Item 4 of its Form 8-K dated January 20, 2005, and we agree with such statements.

Very  truly  yours,



Perrella  &  Associates,  Inc.  P.A.